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                                                                    EXHIBIT 5.01
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                                July 23, 1999

Asymetrix Learning Systems, Inc.
110 - 110th Avenue, NE
Bellevue, WA   98004


Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about July 26, 1999 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,450,000 shares of your Common Stock, $0.01 par value per share (the "Stock"), subject to issuance as follows: (a) an aggregate of 1,000,000 additional shares of your Common Stock reserved for issuance by you under your 1998 Equity Incentive Plan (the "Equity Plan") and (b) an aggregate of 450,000 additional shares of your Common Stock, reserved for issuance by you upon exercise of purchase rights to be granted under your 1999 Employee Stock Purchase Plan (the "Purchase Plan"). In rendering this opinion, we have examined the following:

     (1) your registration statement on Form 8-A (File Number 000-24289) filed with the Commission on May 19, 1998 and declared effective on June 12, 1998;

     (2)  your Annual Report on Form 10-k for the year ended December 31, 1998;

     (3)  your Quarterly Report on Form 10-Q for the quarter ended March 31,
          1999;

     (4) the Registration Statement, together with the Exhibits filed as a part thereof;

     (5)  the Prospectuses prepared in connection with the Registration
          Statement;

     (6) the NASDAQ National Market Notification Form for Listing Additional Shares prepared in connection with the Registration Statement;

     (7) the Purchase Plan and related award grant and exercise agreement forms;

     (8) the Equity Incentive Plan and related award grant and exercise agreement forms;

     (9) your Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on June 17, 1998 and your Bylaws, each of which are listed as exhibits to the Registration Statement;
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     (10) the minutes of meetings and actions by written consent of your stockholders and Board of Directors that are contained in your minute books that are in our possession;

     (11) the stock records that you have provided to us (consisting of certificate from your transfer agent of even date herewith verifying the number of your issued and outstanding shares of capital stock as of the date hereof and a list of option and warrant holders respecting your capital and of any rights to purchase capital stock that was prepared by you and dated of even date herewith verifying the number of such issued and outstanding securities).

     (12) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

     We have also confirmed the continued effectiveness of your registration under the Securities Exchange Act of 1934, as amended, by telephone call to the offices of the Commission and have confirmed your eligibility to use Form S-8.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts
                                        -------
that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

     Based upon the foregoing, it is our opinion that the 1,450,000 shares of Stock that may be issued and sold by you upon the exercise of (a) purchase rights granted or to be granted under the Purchase Plan, and (b) stock options granted or to be granted under the Equity Incentive Plan, when issued and sold in accordance with the applicable plan and stock option or purchase agreements to be entered into thereunder, and in the manner referred to in the Prospectuses associated with the Registration Statement, will be validly issued, fully paid and nonassessable.
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     We consent to the use of this opinion as an exhibit to the Registration
Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.


                              Very truly yours,



                              /s/ Fenwick & West LLP

                              FENWICK & WEST LLP